EXHIBIT 5.1

[VINSON & ELKINS L.L.P. LETTERHEAD]

November 24, 2004

Energy Transfer Partners, L.P.
2838 Woodside Street
Dallas, TX 75204

Gentlemen:

     We have acted as counsel for Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering (i) the proposed sale by La Grange Energy, L.P. (“La Grange Energy”) of up to 15,883,234 common units, representing limited partner interests of the Partnership, (ii) to the extent not sold by La Grange Energy, the distribution of all or a portion of such common units by La Grange Energy to the holders of its equity interests, (iii) the distribution of all or a portion of the common units received by each of the holders of equity interests in La Grange that is an entity, including LE GP, LLC, ETC Holdings, L.P. and ET Company, Ltd., to the persons and entities that hold its equity interests and the subsequent distribution by each such holder that is an entity, including ET GP, LLC and ETC Investors, Ltd. to the persons and entities that hold its equity interests, and (iv) the subsequent resale of all or a portion of the common units received by such distributees.

     In our capacity as your counsel in the connection referred to above, as a basis for the opinions hereafter expressed, we have examined (i) the Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to date, (ii) the Amended and Restated Agreement of Limited Partnership of U.S. Propane, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), and the Certificate of Limited Partnership of the General Partner, each as amended to date, (iiii) partnership, corporate and limited liability company records of the Partnership, the General Partner, and U.S. Propane, L.L.C., including minute books of the General Partner and U.S. Propane, L.L.C., furnished to us by the General Partner and U.S. Propane, L.L.C., (iv) the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, the General Partner, and U.S. Propane, L.L.C., and (v) such statutes and other instruments and documents as we deemed necessary or advisable for purposes of this opinion.

     In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iii) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, and (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

     Based upon and subject to the foregoing, we are of the opinion that the Common Units registered pursuant to the Registration Statement have been duly authorized and validly issued and will be fully paid and nonassessable.

     The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.